The undersigned registrant further hereby amends its Quarterly Report on Form 10-Q for the Period ended June 30, 1994 by the addition of Index of Exhibits and the Exhibits referred to in said Index, Exhibits 3(i)A to and including Exhibit 11.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned thereunto duly authorized.


                                          LONE STAR INDUSTRIES, INC.
                                               (Registrant)


                                          By:    John S. Johnson
                                                 John S. Johnson
                                                 Vice President


                                          By:    William E. Roberts
                                                 William E. Roberts
                                              Vice President, Chief
                                              Financial Officer and
                                                  Controller


August 16, 1994